Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 29th day of November, 2007 by and between Altair Nanotechnologies, Inc., a Canadian corporation (the “Company”), and Al Yousuf, LLC, a United Arab Emirates limited liability company (the “Investor”).

The parties hereby agree as follows:

1.           Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Additional Selling Shareholders” means Persons offering securities under a Registration other than the Investor or the Company.”

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Business Day” means a day, other than a Friday, Saturday or Sunday, on which banks in New York and the United Arab Emirates are open for the general transaction of business.

“Change of Control” means (a) a consolidation of the Company with, or merger of the Company into, another Person, (b) a sale or conveyance of all or substantially all of the assets of the Company to another Person, or (c) a sale or conveyance in a single transaction, or related transactions, of securities representing a majority of the votes in the election of directors of the Company; provided, however, with respect to each of (a), (b) and (c), the acquiring Person is not controlled by the Company or a Person in which, prior to or as a result of the transaction, the shareholders of the Company hold a majority of the votes in the election of directors.

“Closing” means the Initial Closing under the Purchase Agreement.

“Common Stock” means the Company’s common shares, without par value, and any securities into which such shares may hereinafter be reclassified.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Investor” means the Investor and any Affiliate or permitted transferee of the Investor who becomes a party to this Agreement and subsequently holds any Registrable Securities or  Restricted Securities.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or Restricted Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Purchase Agreement” means that certain Purchase Agreement by and between the Company and Investor dated the date hereof.

“Register,” “registered,” “registration,” and “Registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.  Unless otherwise specified or evident from the context, the term “Registration” refers to a Demand Registration or a Mandatory Registration.

“Registrable Securities” means (a) the Shares or other securities issued or issuable to Investor or its transferee or designee (i) upon any distribution with respect to, any exchange for or any replacement of such Shares or (ii) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (b) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (c) any other security issued as a dividend or other distribution with respect to, in exchange for, in replacement or redemption of, any of the securities referred to in the preceding clauses; provided, that, a security shall cease to be a Registrable Security (A) upon sale by the Investor to any Person other than a Person who is a permitted assignee under Section 7(c) and assumes the right and obligations of Investor under this Agreement with respect to such transferred securities, or (B) the expiration of the Effectiveness Period (as defined in Section 3(a)) with respect to a Registration Statement in a Demand Registration that is declared effective.

“Restricted Securities” means (a) the Shares or other securities issued or issuable to Investor or its transferee or designee (i) upon any distribution with respect to, any exchange for or any replacement of such Shares or (ii) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (b) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (c) any other security issued as a dividend or other distribution with respect to, in exchange for, in replacement or redemption of, any of the securities referred to in the preceding clauses; provided, that, a security shall cease to be a Restricted Security (A) upon sale by the Investor to any Person other than a Person who is a permitted assignee under Section 7(c) and assumes the right and obligations of Investor under this Agreement with respect to such transferred securities, or (B) upon eligibility for resale pursuant to Rule 144(k) (or any successor provision) or otherwise under Rule 144 without either volume restrictions or manner of sale restrictions.

 “Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities or Restricted Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Shares” means the shares of Common Stock issued to Investor pursuant to the Purchase Agreement.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.           Demand Registration.

(a)           Demand Registration. Subjection to Section 2(h) below, at any time after the second anniversary of the Closing and until the eighth anniversary of the Closing, the Investor may request a single registration under the 1933 Act of the resale of all or any portion of its Registrable Securities (such registration, the “Demand Registration”).  The Demand Registration shall be on the registration form selected by the Company among the forms appropriate for the proposed plan of distribution for which the Company is eligible.  The request for Demand Registration shall specify the number of Registrable Securities requested to be registered and the intended method of distribution, including an election as to (i) whether the Investor intends to offer and sell the Registrable Securities on a continuous basis pursuant to Rule 415 under the Securities Act, or (ii) whether the Investor intends to request engagement of an underwriter with respect to the Demand Registration and the identity of any underwriters the Investor is recommending (with it being understood that (i) and (ii) are mutually exclusive alternatives).

(b)           Mandatory Registration.

(i)           The Company shall prepare and file with the SEC, and have declared effective on or before the two-year anniversary of the Closing, a single Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Restricted Securities) for a secondary or resale offering on a continuous basis pursuant to Rule 415 under the 1933 Act of the Restricted Securities (such registration, the “Mandatory Registration”). Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Restricted Securities.

(ii)           For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any Mandatory Registration containing such information, the disclosure of which at the time is not, in the good faith opinion of the Chief Executive Officer and Chief Financial Officer of the Company, upon advice of counsel, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify Investor in writing of the existence of (but in no event, without the prior written consent of Investor, shall the Company disclose to Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise Investor in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use its best efforts to terminate an Allowed Delay as promptly as practicable.

(c)           Underwriting. If a request for Demand Registration indicates the Investor’s intent to engage an underwriter with respect to the Demand Registration, the Investor shall promptly engage a managing underwriter to administer the offering of any Registrable Securities registered in the Demand Registration, which managing underwriter shall be an internationally or United States nationally recognized investment bank approved by the Company in writing, such approval not to be unreasonably withheld.

(d)           Inclusion of Additional Securities.  Subject to Section 2(e), the Company may include in any Demand Registration or Mandatory Registration common shares to be offered and sold by the Company or Additional Selling Shareholders.

(e)           Priority on Underwritten Demand Registrations. .In connection with any Demand Registration involving an underwriting, if the total number of securities, including Registrable Securities, requested by the Investor, the Company and Additional Selling Shareholders to be included in such offering exceeds the amount of securities that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their reasonable discretion will not jeopardize the success of the offering.  In the event that the underwriters determine that less than all of the securities requested to be registered can be included in such offering, then (i) no securities other than Registrable Securities shall be included in the Demand Registration unless all Registration Securities designated by the Investor for inclusion in the Demand Registration are included, and (ii) if all Registrable Securities designated by the Investor for inclusion are included and the underwriters determine that the inclusion of additional securities would not jeopardize the success of the offering, the Company may allocate in its discretion the additional securities to be included in the Demand Registration among itself and any Additional Selling Shareholders.

(f)           Delay of Demand Registration. The Company may postpone for up to 120 days the filing or the effectiveness of a Registration Statement for a Demand Registration if the Company’s board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the Ordinary Course of Business), financing, joint venture, merger, consolidation, tender offer, reorganization or other material strategic transaction; provided that in such event, the Investor shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as the single permitted Demand Registration hereunder and the Company shall pay all expenses in connection with such registration.  The Company may delay a Demand Registration hereunder only once in any twelve-month period.

(g)           Registration Expenses. The Company will pay the following expenses associated with the Demand Registration of Registrable Securities and a Mandatory Registration of Restricted Securities: filing, registration and printing fees, fees and expenses of the Company’s counsel and auditors, fees and expenses associated with clearing the Registrable Securities for sale under applicable state securities or “blue sky” laws, listing fees, transfer taxes, fees of transfer agents and registrars and other direct expenses of the Company.  The Investor and each Additional Selling Shareholders shall pay fees and expenses of any legal counsel, auditor or other advisor engaged by such Person.  Subject to the Company’s obligation to pay all expenses in connection with a registration delayed pursuant to Section 2(f), all other fees and expenses associated with any Demand Registration or Mandatory Registration, including, without limitation, discounts, commissions and fees of underwriters, expenses and fees of underwriters and their counsel, and fees and expenses of selling brokers, dealer managers or similar securities industry professionals, shall be paid by the Investor and other participants in the Registration (including the Company if it participates), with such expenses being allocated pro rata among the participants based upon the number of securities registered for sale in the Registration.

(h)           Change of Control. The rights of the Investor under this Section 2, and the obligations of the Company under Section 2 and Section 3, shall immediately and automatically terminate upon the closing of Change of Control in which the shares of Common Stock of the Company are exchanged for the right to receive (i) cash and/or (ii) securities that are registered on a United States national stock exchange, issued by a Person with a market capitalization in excess of $1 Billion and not subject to restrictions on trading (other than under Rule 145 under the Securities Act).

3.           Company Obligations.  The Company will use its commercially best efforts to effect the registration of the Registrable Securities in a Registration in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)           prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3 and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities or Restricted Securities covered thereby;

(b)           use its commercially best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period (the “Effectiveness Period”) that will terminate upon the earliest of :

(i) for a Demand Registration, (A) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold or cease to be Registrable Securities, (B) if the Investor requests engagement of, and the Company engages, an underwriter, the earlier of the date that is 90 days after the effectiveness of the Registration Statement and the date the managing underwriter terminates or closes the offering, and (C) the eighth anniversary of the Closing; and.

(ii) for a Mandatory Registration, the date on which all Restricted Securities covered by such Registration Statement, as amended from time to time, have been sold or cease to be Restricted Securities.

(c)           provide copies to and permit a single counsel designated by Investor to review the Registration Statement and all amendments and supplements thereto no fewer than four (4) Business Days prior to their filing with the SEC and not file any document to which any such counsel reasonably objects; provided, however, in the event that the Company receives a notice that the Registration Statement or amendment to the Registration Statement will not be reviewed by the SEC or that the SEC will accept a request for effectiveness of the Registration Statement, the Company may make immaterial updates to the prior version of the Registration Statement or amendment and file such updated Registration Statement or amendment without providing such counsel an opportunity to review the Registration Statement or amendment.

(d)           furnish to Investor and its legal counsel (which may be by email or portable document format (pdf) file) (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Investor may reasonably request in order to facilitate the disposition of the Registrable Securities or Restricted Securities owned by Investor that are covered by the Registration Statement;

(e)           if an underwriter is engaged for the offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

(f)           if required by any underwriter engaged for the offering, the Company shall furnish, on the effective date of the Registration Statement (except with respect to clause (i) below) and on the date that Registrable Securities or Restricted Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement, (i)(A) in the case of an underwritten offering, an opinion, dated as of the closing date of the sale of Registrable Securities or Restricted Securities to the underwriters, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters participating in such underwritten offering and Investor or (B) in the case of an “at the market” offering, an opinion, dated as of or promptly after the effective date of the Registration Statement to Investor, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in a public offering, addressed to Investor, and (ii) a letter, dated as of the effective date of such Registration Statement and confirmed as of the applicable dates described above, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters (including any Investor deemed to be an underwriter);

(g)           use its best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(h)           use its best efforts to register or qualify or cooperate with Investor and its counsel in connection with the registration or qualification of such Registrable Securities or Restricted Securities for offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by Investor and do any and all other acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities or Restricted Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(h), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(h), or (iii) file a general consent to service of process in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(h);

(i)           if applicable, list all Registrable Securities or Restricted Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(j)           immediately notify Investor, at any time when a Prospectus relating to Registrable Securities or Restricted Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or Restricted Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(k)           otherwise use its best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities or Restricted Securities hereunder; and

(l)           with a view to making available to Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit Investor to sell Registrable Securities or Restricted Securities to the public without registration, the Company covenants and agrees to, during the Effectiveness Period:  (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to Investor upon request, as long as Investor owns any Registrable Securities or Restricted Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities or Restricted Securities without registration.

4.           Due Diligence Review; Information.  During a period beginning thirty days prior to the filing of the Registration Statement and continuing until the effectiveness of such Registration Statement, the Company shall make available, during normal business hours, for inspection and review by Investor, advisors to and representatives of Investor (who may or may not be affiliated with Investor, and who are reasonably acceptable to the Company), and any underwriter participating in any disposition of shares of Common Stock on behalf of Investor pursuant to a Registration Statement or amendments or supplements thereto or any blue sky, FINRA or other filing, all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), for the sole purpose of enabling Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.  The Company shall not disclose material nonpublic information to Investor, or to advisors to or representatives of Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.  Notwithstanding the breadth of the foregoing, the Company shall be permitted to limit or deny any Investor, and that Investor’s representatives, advisors and underwriters and their respective accountants and attorneys, copies of or access to any document or information if the Company determines that, because of such Investor’s affiliation with a competitor, customer, supplier or for any other reason, disclosure of such information to any such person may harm the ability of the Company to keep confidential information from its customers, competitors and supplier or would otherwise harm the competitive position of the Company.

5.           Obligations of Investor.

(a)           Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities or Restricted Securities held by it and the intended method of disposition of the Registrable Securities or Restricted Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities or Restricted Securities (or to complete any amendment to any Registration Statement) and shall execute such documents in connection with such registration as the Company may reasonably request.  At least fifteen (15) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify Investor of the information the Company requires from Investor if Investor elects to have any of the Registrable Securities or Restricted Securities included in the Registration Statement.  Investor shall provide such information to the Company at least four (4) Business Days prior to the first anticipated filing date of such Registration Statement if Investor elects to have any of the Registrable Securities or Restricted Securities included in the Registration Statement.  At least ten (10) Business Days prior to the anticipated filing date of any pre-effective or post-effective amendment to any Registration Statement (provided that, if any amendment is filed in response to comment receive by the SEC, notice within two (2) Business Days the Company’s receipt of the SEC comment shall be sufficient), the Company shall notify Investor of the information the Company reasonably requires from Investor if Investor elects to have any of the Registrable Securities or Restricted Securities included in the Registration Statement.  Investor shall provide such information to the Company prior to the later of (i) at least four (4) Business Days prior to the first anticipated filing date of such Registration Statement, or (ii) two (2) Business Days after a timely request therefor from the Company, in each case if Investor elects to have any of the Registrable Securities or Restricted Securities included in the Registration Statement.  If Investor fails to provide information to the Company as required by this subsection, at all or on a timely basis, and the Company reasonably expects the Registration Statement or amendment in question to be an effective version of the Registration Statement, the Company may exclude Investor’s Registrable Securities or Restricted Securities from the Registration Statement or amendment in question without penalty

(b)                      Investor, by its acceptance of the Shares agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless Investor has notified the Company in writing of its election to exclude all of its Registrable Securities or Restricted Securities from the Registration Statement.

(c)                      If an underwriter is engaged at the request of Investor with respect to a Registration, Investor agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the dispositions of the Registrable Securities or Restricted Securities.

(d)           Investor agrees that, upon receipt of any notice from the Company of the happening of an event pursuant to Section 3(j) hereof, Investor will immediately discontinue disposition of Registrable Securities or Restricted Securities pursuant to the Registration Statement covering such Registrable Securities or Restricted Securities, until Investor’s receipt of the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in Investor’s possession of the Prospectus covering the Registrable Securities or Restricted Securities current at the time of receipt of such notice.

(e)           If an underwriter is engaged at the request of Investor with respect to a Registration , Investor agrees to (i) sell the Registrable Securities or Restricted Securities on the basis provided in any underwriting arrangements in usual and customary form requested by the managing underwriter, (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) pay its pro rata share of all underwriting discounts and commissions, in addition to other expenses allocated to the Investor (and other selling shareholders, if any) under Section 2(g).  Notwithstanding the foregoing, Investor shall not be required to make any representations to such underwriter, other than those with respect to itself and the Registrable Securities or Restricted Securities owned by it, including its right to sell the Registrable Securities or Restricted Securities, and any indemnification in favor of the underwriter by Investor shall be several and not joint and limited in the case of Investor, to the net proceeds received by Investor from the sale of its Registrable Securities or Restricted Securities.  The scope of any such indemnification in favor of an underwriter shall be limited to the same extent as the indemnity provided in Section 6(b) hereof.

6.           Indemnification.

(a)           Indemnification by the Company.  The Company will indemnify and hold harmless Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:  (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities or Restricted Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; or (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and will reimburse Investor, and each such officer, director, member, employee or agent and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information reasonably relied on by the Company and furnished by Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.  The Company shall notify Investor promptly of the institution of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.  Such indemnity shall survive the transfer of the Registrable Securities or Restricted Securities by Investor, but the right to receive indemnification under this Agreement shall not be transferable without the express written consent of the Company.

(b)           Indemnification by Investor.  In connection with any registration pursuant to the terms of this Agreement, Investor will furnish to the Company in writing such information as the Company reasonably requests concerning the holders of Registrable Securities or Restricted Securities or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information reasonably relied on by the Company and furnished in writing by Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto.  In no event shall the liability of Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by Investor in connection with any claim relating to this Section 6 and the amount of any damages Investor has otherwise been required to pay by reason of such untrue statement or omission) received by Investor upon the sale of the Registrable Securities or Restricted Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice promptly as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice promptly shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, not to be unreasonably withheld, consent to entry of any judgment or enter into any settlement that (y) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, or (z) imposes any monetary or other obligation or restriction on the indemnified party.

(d)           Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities or Restricted Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities or Restricted Securities giving rise to such contribution obligation.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

7.           Miscellaneous.

(a)           Amendments and Waivers.  This Agreement may be amended only by a writing signed by the Company and Investor.  The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of Investor.

(b)           Notices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 10.4 of the Purchase Agreement.

(c)           Assignments and Transfers by Investor.  The provisions of this Agreement shall be binding upon and inure to the benefit of Investor and its respective successors and assigns.  Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of a minimum of 1,000,000  Registrable Securities by Investor to such person, provided that Investor complies with all laws applicable thereto, provides written notice of assignment to the Company promptly after such assignment is effected and the assignee executes a counterpart to this Agreement assuming all rights and obligations of Investor hereunder and pays all costs and expenses associated with any such transfer.

(d)           Assignments and Transfers by the Company.  This Agreement may not be assigned by the Company without the prior written consent of Investor, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of Investor.

(e)           Benefits of the Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)           Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

(g)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and United States District Courts located in New York City, New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(l)           Currency. All reference to dollars ($) or currency in this Agreement are to United States Dollars.

 [signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	ALTAIR NANOTECHNOLOGIES, INC.

By: /s/ Alan Gotcher
Name: Alan Gotcher
Title: President and CEO

Investor:	AL YOUSUF LLC

By: /s/ Iqbal Al Yousuf
Name: Iqbal Al Yousuf
Title: President

Signature Page to Registration Rights Agreement
 Altair Nanotechnologies Inc. and Al Yousuf, LLC